                                                                                                                             Exhibit 10.13

PLEDGE

WHEREAS QUEST CANADA CORP. (the "Corporation"), a corporation incorporated under the laws of the Province of Alberta, has executed a debenture dated as of the date of this Pledge payable to the lenders, as more particularly described in Schedule "A" attached hereto (the "Lenders") in the principal amount of FIFTEEN MILLION UNITED STATES DOLLARS (US$15,000,000.00) (hereinafter referred to as the “Debenture”), the Corporation, for valuable consideration, hereby covenants and agrees with the Lender as follows:

1.
The Debenture is hereby assigned, transferred, pledged, deposited, hypothecated and delivered to and in favour of the Lenders as general and continuing collateral security for the payment and fulfillment of all debts, liabilities and obligations, present and future, direct or indirect, absolute or contingent, matured or not, extended or renewed, of the Corporation to the Lenders of whatsoever nature and kind and whether arising from any agreement, guarantee or other dealings between the Lenders and the Corporation or from any agreement or dealings between the Lenders and any third party by which the Lenders may be or become in any manner whatsoever a creditor of the Corporation or howsoever otherwise arising and whether the Corporation be bound alone or with another or others and whether as principal or surety including without limitation any indebtedness, liabilities, and obligations pursuant to the Debenture, or any promissory notes granted from time to time in connection therewith (collectively referred to as the "Liabilities").

2.
In the event of any default in payment of any part of the monies secured under the Debenture or in the observance or performance of any other obligation of the undersigned to the Lenders, including those contained in the Debenture, the Lenders may at any time during the continuance of any such default realize upon the Debenture by sale, transfer or delivery, or exercise and enforce in accordance with the terms of the Debenture all the rights and remedies of a holder of the Debenture as if the Lenders were absolute owner thereof, without notice to or control by the undersigned, and any such remedy may be exercised separately or in combination and shall be in addition to and not in substitution for any other rights of the Lenders however created, provided that the Lenders shall not be bound to exercise any such right or remedy.

3.
The records of the Lenders as to payment of the debts, liabilities and obligations being in default or of any demand in payment having been made will be, in the absence of manifest error, prima facie evidence of such default or demand.

4.
The Lenders may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Corporation and all other parties and securities as the Lenders may see fit, all without prejudice to the debts, liabilities and obligations of the Corporation under the Debenture, or the Lenders' rights in respect of the Debenture and the security thereby and hereby constituted.

5.	The proceeds of the Debenture may be applied by the Lenders on account of such part of the Liabilities as it chooses without prejudice to the Lenders' claim upon the Corporation for any deficiency.

6.
Payment by the Corporation to the Lenders of interest as may be provided for in agreements between the Corporation and the Lenders for any period in respect of the debts, liabilities and obligations of the Corporation to the Lenders shall be deemed to be payment in full satisfaction of any interest payment for the same period provided for under the terms of the Debenture.

7.
Notwithstanding the principal amount of the Debenture and the interest rate provided therein on such principal amount, the obligations secured by the deposit hereof to the Lenders pursuant hereto shall not exceed the amount of the Liabilities.

8.
During the currency of the Debenture and so long as the Debenture is held as continuing security, the Corporation will duly observe and perform all its covenants and agreements in favour of the Lenders contained in the Debenture and in all agreements between the Corporation and the Lenders.

9.
The Lenders may charge on their own behalf and pay to others reasonable sums for services rendered in realizing, enforcing, collecting, selling, transferring, delivering or obtaining payment of or under the Debenture, and may deduct the amount of such charge and payments from the proceeds thereof. The balance of such proceeds may be held in lieu of the Debenture and may, as and when the Lenders think fit, be applied on account of such parts of the Liabilities as the Lenders deem appropriate.

10.
The Debenture and the security hereby constituted are in addition to and not in substitution for any other security now or hereafter held by the Lenders and shall not operate as a merger of any of the debts, liabilities and obligations of the Corporation to the Lenders (including without limitation under any deed, guarantee, indemnity, contract, draft, bill of exchange, promissory note or other negotiable instrument evidencing same) or suspend the fulfillment of, or affect the rights, remedies or powers of the Lenders in respect of any present or future debts, liabilities or obligations of the Corporation to the Lenders or any securities now or hereafter held by the Lenders for the payment or fulfillment thereof, and no judgment recovered by the Lenders shall operate by way of merger or in any way affect the security of the Debenture.

11.
This Pledge shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, and shall be treated as an Alberta contract. The Corporation irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the Lenders to take proceedings in any other jurisdictions.

12.	This pledge shall be binding upon the Corporation and its successors and assigns and shall enure to the benefit of the Lenders and their successors and assigns.

IN WITNESS WHEREOF the Corporation has caused this agreement to be executed by its proper officer duly authorized in that behalf as of the _____ day of September, 2005

QUEST CANADA CORP.

Per:   ______________________________
Name:   Cameron King
Title: President and Chief Executive Officer

677966.v3

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SCHEDULE "A" ATTACHED TO AND FORMING PART OF THE PLEDGE GRANTED BY QUEST CANADA CORP. AND DATED THE ____ DAY OF SEPTEMBER, 2005

Names of Lenders	Addresses of Lenders